Exhibit (h)(6)(vii)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is dated as of December 20, 2024 by and between Grantham, Mayo Van Otterloo & Co. LLC, a Massachusetts limited liability company (“GMO”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, GMO Trust, is a business trust established under the laws of The Commonwealth of Massachusetts (the “Trust”), is registered as a management investment company under the Investment Company Act of 1940, as amended, consisting of certain of the separate portfolios as listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”);

WHEREAS, GMO and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated as of June 30, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Agreement;

WHEREAS, GMO and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached hereto.

2.	Annex I to Schedule B6 of the Administration Agreement is hereby amended by deleting such Annex I in its entirety and inserting in lieu thereof the attached Annex I.

3.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

4.

Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By:	/s/ Douglas Y. Charton
Name:	Douglas Y. Charton
Title:	Counsel

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

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SCHEDULE A

Listing of Trusts and Funds (Updated as of December 20, 2024)

GMO Trust

GMO Alternative Allocation Fund

GMO Asset Allocation Bond Fund

GMO Benchmark-Free Allocation Fund

GMO Benchmark-Free Fund

GMO Climate Change Fund

GMO Emerging Country Debt Fund

GMO Emerging Country Debt Shares Fund*

GMO Emerging Markets ex-China Fund

GMO Emerging Markets Fund

GMO Global Asset Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO High Yield Fund

GMO Implementation Fund

GMO International Developed Equity Allocation Fund

GMO International Equity Allocation Fund

GMO International Equity Fund

GMO International Opportunistic Value Fund

GMO MAC Implementation Fund*

GMO Multi-Asset Credit Fund*

GMO Multi-Sector Fixed Income Fund

GMO Opportunistic Income Fund

GMO Quality Cyclicals Fund

GMO Quality Fund

GMO Resource Transition Fund

GMO Resources Fund

GMO Small Cap Quality Fund

GMO Strategic Opportunities Allocation Fund

GMO U.S. Equity Fund

GMO U.S. Opportunistic Value Fund

GMO U.S. Small Cap Value Fund

GMO U.S. Treasury Fund

GMO-Usonian Japan Value Creation Fund

*	GMO will provide State Street with at least (5) business days’ prior notice to the commencement of operations.

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ANNEX I

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC (“GMO”)

Updated as of December 20, 2024

Further to the Amendment dated as of December 20, 2024, to the Administration Agreement dated as of June 30, 2003 (as amended), between Grantham, Mayo Van Otterloo & Co. LLC (“GMO”) and State Street Bank and Trust Company (the “Administrator”), GMO and the Administrator mutually agree to update this Annex 1 by adding/removing Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type:
GMO TRUST	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

GMO Alternative Allocation Fund

GMO Asset Allocation Bond Fund

GMO Benchmark-Free Allocation Fund

GMO Benchmark-Free Fund

GMO Climate Change Fund

GMO Emerging Country Debt Fund

GMO Emerging Country Debt Shares Fund*

GMO Emerging Markets ex-China Fund	Standard

GMO Emerging Markets Fund

GMO Global Asset Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO High Yield Fund GMO Implementation Fund

GMO International Developed Equity Allocation Fund

GMO International Equity Allocation Fund

GMO International Equity Fund

GMO International Opportunistic Value Fund

GMO MAC Implementation Fund*

GMO Multi-Asset Credit Fund*

GMO Multi-Sector Fixed Income Fund

GMO Opportunistic Income Fund

GMO Quality Cyclicals Fund

GMO Quality Fund

GMO Resource Transition Fund

GMO Resources Fund

GMO Small Cap Quality Fund

GMO Strategic Opportunities Allocation Fund

GMO U.S. Equity Fund

GMO U. S. Opportunistic Value Fund

GMO U.S. Small Cap Value Fund

GMO U.S. Treasury Fund

GMO-Usonian Japan Value Creation Fund

*	GMO will provide State Street with at least (5) business days’ prior notice to the commencement of operations.

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Form N-CEN Services

GMO Trust

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